EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004, relating to the financial statements of R&G Financial Corporation, which appears in R&G Financial Corporation’s Annual Report on Form 10-K for the year ending December 31, 2003.

PricewaterhouseCoopers LLP

San Juan, Puerto Rico
September 3, 2004